UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2022

Viad Corp

(Exact name of registrant as specified in its charter)

Delaware	001-11015	36-1169950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 East 1st Avenue Scottsdale, Arizona		85251-4304
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (602) 207-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.50 Par Value	VVI	New York Stock Exchange
Preferred Stock Purchase Rights	__	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933

(§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 23, 2022, the Board of Directors of Viad Corp appointed Derek P. Linde as Chief Operating Officer, General Counsel & Corporate Secretary of Viad, effective as of March 1, 2022. In this expanded role, Mr. Linde will be integrally involved in accelerating Viad’s enterprise-level strategy to deliver significant and sustainable EBITDA growth, and collaborating across the organization to drive progress on major initiatives that support the strategy.

Mr. Linde, 46, joined Viad as General Counsel and Corporate Secretary in April 2018, overseeing our global legal, governance and risk management functions. Since that time, his role has expanded to include a variety of other enterprise support functions, including executive compensation, employee benefits and real estate. Prior to joining Viad, Mr. Linde served as Deputy General Counsel & Assistant Secretary at Illinois Tool Works Inc., a diversified manufacturer of specialized industrial equipment, from 2014 to 2018. He holds a J.D. from the Vanderbilt University School of Law and a B.A. from the University of Missouri-Columbia.

Mr. Linde has no family relationships with any director, executive officer, or other person the Company has nominated or chosen to become a director or executive officer. There are no arrangements or understandings between Mr. Linde and any other person pursuant to which the Board appointed Mr. Linde as an executive officer. Additionally, there are no transactions involving Mr. Linde that would require disclosure under Item 404(a) of Regulation S-K.

In connection with his appointment as Chief Operating Officer, Mr. Linde’s base salary will increase to $500,000 effective as of March 1, 2022, and will otherwise continue to participate in the Company’s short-term and long-term incentive plans. The Company’s compensation, incentive plans, incentive plan agreements, and benefit plans, as well as Mr. Linde’s employment agreement, are more fully described in the “Compensation Discussion and Analysis” section of the Company’s Proxy Statement for its 2021 Annual Meeting of Shareholders filed with the SEC on March 29, 2021, and are included as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

Item 7.01 Regulation FD Disclosure

A copy of the press release announcing Mr. Linde’s promotion is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description

99.1	Press Release dated March 1, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viad Corp
(Registrant)

Date: March 1, 2022	By	/s/ Ellen M. Ingersoll
	Name:	Ellen M. Ingersoll
	Title:	Chief Financial Officer